UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2009

DUKE ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32853	20-2777218
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

DUKE ENERGY CAROLINAS, LLC

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-04928	56-0205520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina  28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.   Other Events.

On October 20, 2009, Duke Energy Carolinas, LLC (the “Company”) announced that it has entered into a settlement agreement with the North Carolina Public Staff, which represents consumers, on the Company’s request to raise base rates in North Carolina for the first time since 1991. The terms of the agreement include a base rate increase of $315 million (or approximately 8 percent) beginning January 1, 2010.  The agreement also helps lower the total impact to customer bills as a result of riders relating to the deferral of collection of financing costs related to the Cliffside modernization project until January 1, 2011, as well as fuel costs and nuclear insurance distributions which accelerate the return of regulatory liabilities to customers.  The proposed settlement includes a 10.7 percent Return on Equity and a capital structure of 52.5 percent equity and 47.5 percent long-term debt.  Additionally, Duke Energy Carolinas, LLC agrees not to file another rate case before 2011 with any changes to rates taking effect no sooner than 2012.  The settlement agreement is subject to the review and approval by the North Carolina Utilities Commission.  Changes to rates are expected to be implemented on January 1, 2010.

An overview providing additional detail on the settlement is attached to this Form 8-K as Exhibit 99.1

Item 9.01.   Financial Statements and Exhibits.

(d)          Exhibits.

99.1         Duke Energy Carolinas Summary of Proposed Settlement Agreement with North Carolina Public Staff

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: October 20, 2009	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Senior Vice President and Controller

DUKE ENERGY CAROLINAS, LLC

Date: October 20, 2009	By:	/s/Steven K. Young
	Name:	Steven K. Young
	Title:	Chief Financial Officer, Senior Vice President and Controller

EXHIBIT INDEX

Exhibit	Description

99.1	Duke Energy Carolinas Summary of Proposed Settlement Agreement with North Carolina Public Staff